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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bluegreen Corporation 1995 Stock Incentive Plan, as amended, the Bluegreen Corporation 1998 Non-Employee Director Stock Option Plan and the Bluegreen Corporation Retirement Savings Plan of our report dated May 6, 1998, with respect to the consolidated financial statements of Bluegreen Corporation for its fiscal year ended March 29, 1998 included in the 1998 Annual Report to Stockholders filed with the Securities and Exchange Commission on June 26, 1998.

                                                          KPMG Peat Marwick LLP


West Palm Beach, Florida
September 23, 1998